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                                 AMENDMENT NO. 5

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of July 3, 2006, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated April 30, 2004, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to change the name of AIM V.I. Real Estate Fund to AIM V.I. Global Real Estate Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     AIM VARIABLE INSURANCE FUNDS

          AIM V.I. Global Real Estate Fund

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.                    INVESCO INSTITUTIONAL (N.A.), INC.


By:                                     By:
    ---------------------------------       ------------------------------------
    Philip A. Taylor                    Name:
    President                                 ----------------------------------
                                        Title:
                                               ---------------------------------